UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2011

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Securities Holders.

On May 11, 2011, Forest Oil Corporation (“Forest”) held its 2010 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the shareholders of Forest voted on the following proposals:

(a)           Election of two Class II Directors;

(b)           Advisory vote on executive compensation;

(c)           Advisory vote on the frequency of holding future advisory votes on executive compensation; and

(d)           Ratification of the appointment of Ernst & Young LLP as Forest’s independent registered public accounting firm for the year ending December 31, 2011.

On the record date for the Annual Meeting, there were 113,613,031 shares issued, outstanding and entitled to vote.  Shareholders holding 102,142,653 shares were present at the meeting, in person or represented by proxy.   The results of the voting at the Annual Meeting were as follows:

Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
H. Craig Clark	93,530,208	3,235,581	5,376,864
James H. Lee	92,719,803	4,045,986	5,376,864

Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,478,321	14,934,111	3,353,357	5,376,864

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Annual	Biennial	Triennial	Abstentions	Broker Non-Votes
67,501,160	3,608,873	24,926,360	729,396	5,376,864

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
102,048,577	75,198	18,878

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: May 12, 2011	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary